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                                     EXHIBIT 23.1

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                                     EXHIBIT 23.1


                            Independent Auditor's Consent

The Board of Directors
Input/Output, Inc.:


We consent to incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620, No. 33-85304, No. 333-14231 and No.
333-24125) on Form S-8 of Input/Output, Inc. of our report dated June 30, 1997, relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1997, which report appears in the May 31, 1997 annual report on Form 10-K of Input/Output, Inc.


Houston, Texas
August ___, 1997